                                                                     EXHIBIT 3.2

                                                             As adopted by the
                                                             Board of Directors
                                                             on March 20, 1998


                                     BYLAWS
                                       OF
                              RAILWORKS CORPORATION

                                   ARTICLE 1.

                          OFFICES AND REGISTERED AGENT

         1.1 Registered Offices and Registered Agent. The initial registered office of the Corporation and the initial registered agent of the Corporation at said office shall be as set forth in the Certificate of Incorporation of the Corporation. The registered office of the Corporation and the registered agent of the Corporation at such office may be changed from time to time by the Corporation in the manner specified by law.

         1.2 Additional Offices. The Corporation may establish offices at such other place or places both within and without the State of Delaware as the Board of Directors may from time to tune determine.

                                   ARTICLE 2.

                             MEETINGS OF STOCKHOLDERS

         2.1 Place and Time of Meetings. Meetings of the Stockholders shall be held at the registered office of the Corporation, or at such other place either within or without the State of Delaware as the Board of Directors or the Stockholders may from time to time select, at such time as may be fixed by the Board of Directors or the Stockholders.

         2.2 Annual Meeting. The annual meeting of the Stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Delaware, on such date and at such time as the Board of Directors may by resolution provide. The Board of Directors may specify by resolution prior to any special meeting of Stockholders held within the year that such meeting shall be in lieu of the annual meeting. In lieu of an annual meeting, directors may be elected by the written consent of the Stockholders in accordance with Section 2.11 of these Bylaws.




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         2.3 Special Meetings. Special meetings of the Stockholders may be called at any time by the Chairman or Vice Chairman of the Board of Directors, by the Chief Executive Officer or by a majority of the Board of Directors.

         2.4 Notice of Meeting. Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either by hand or by first-class mail, by or at the direction of the Chief Executive Officer, the Secretary or the other person or persons calling the meeting, to each Stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the Stockholder at his address as it appears on the records of the Corporation.

         2.5 Waiver of Notice. Notice of a meeting need not be given to any Stockholder who signs a waiver of notice, in person or by proxy, either before or after the meeting. Attendance of a Stockholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Stockholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business. Unless otherwise specified herein, neither the business transacted nor the purpose of the meeting need be specified in the waiver.

         2.6 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         2.7 Quorum. A majority of else shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of Stockholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Stockholders, unless the vote of a greater number or voting by classes or series is required by the Delaware General Corporation Law. When a quorum is once present to organize a meeting, the Stockholders present may continue to do business at the meeting or any adjournment thereof notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.



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         2.8 Adjournment. Any meeting of the Stockholders may be adjourned by the holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present. Notice of the adjourned meeting or of the business to be transacted at such meeting shall not be necessary, provided the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and provided that, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. At an adjourned meeting at which a quorum is present or represented, any business may be transacted that could have been transacted at the meeting originally called.

         2.9 Voting Rights. Each Stockholder shall be entitled at each Stockholders' meeting to one vote for each share of the capital stock having voting power held by such Stockholder.

         2.10 Proxies. A Stockholder entitled to vote may vote in person or by proxy executed in writing by the Stockholder or by his attorney-in-fact. A proxy shall not be valid after three years from the date of its execution unless a longer period is expressly stated in such proxy.

         2.11 Action of Stockholders Without Meeting. Any action required to be, or which may be, taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if written consent, setting forth the action so taken, shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Such consent shall have the same force and effect as an affimative vote of the stockholders and shall be filed with the minutes of the proceedings of the stockholders.

         2.12 Notice of Business. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation
(i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.12 of this Article 2 and on the record date for the determination of stockholders entitled to vote at such annual meeting and
(ii) who complies with the notice procedures set forth in the Section 2.12 of this Article 2. The nomination by a stockholder of any person for election as a director, other than the persons nominated by the Board of Directors or any duly authorized committee thereof, shall be considered business other than business specified in clauses (a) and (b) above and shall be permitted only upon compliance with the requirements of this Section 2.12 of this Article 2.



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         In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a stockholder's notice to the secretary must be set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business described to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder,
(iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (vi) in the case of the nomination of a person as a director, a brief description of the background and credentials of such person including (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

         No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.12 of this Article 2, provided, however that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.12 of this Article 2 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.




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                                   ARTICLE 3.

                                   DIRECTORS

         3.1 Number, Qualification and Term of Office. The business and affairs of the Corporation shall be managed by a Board of Directors which shall consist of not less than one (1) or more than nine (9) members. The initial number of Directors shall be as set forth in the Certificate of Incorporation of the Corporation. The exact number of Directors within the maximum and minimum provided above may be changed by resolution of the Board of Directors from time to time. The Directors shall be natural persons of the age of eighteen (18) years or over, but need not be residents of the State of Delaware or hold shares of stock in the Corporation. Directors shall hold office until the Annual Meeting of Stockholders for the year in which their terms expire and until their successors shall be duly elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         3.2 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum, or by the sole remaining Director, or if the vacancy is not so filled, or if no Director remains, by the Stockholders. A Director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office.

         3.3 Compensation. The board of directors may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the corporation, including, but not limited to, fees for attendance at all meetings of the board or of the executive or other committees, and determine the amount of such fees and compensation. Directors shall in any event be paid their traveling expenses for attendance at all meetings of the board or any committees of the board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the board or the executive committee.

                                   ARTICLE 4.

                              MEETINGS OF THE BOARD

         4.1 Place and Time of Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place within or without the State of Delaware as the Board of Directors may from time to time designate.

         4.2 Annual Meeting. The Board of Directors shall meet each year immediately following the annual meeting of the Stockholders at the place that meeting has been held for the purpose of electing officers and for the consideration of other business.



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         4.3 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or by any two Directors, unless the Board of Directors consists of one Director, in which case special meetings may be called by the sole director.

         4.4 Notice of Meetings. Notice of the annual meeting of the Board of Directors need not be given. Written notice of each special meeting setting forth the time and place of the meeting shall be given to each Director at least two days before the meeting. This notice may be given either by hand or by sending a copy of the notice through the United States mail or by telephone, telecopy or cablegram, charges prepaid, to the address of each Director appearing on the books of the Corporation. No notice of any meeting of the Board of Directors or waiver of notice of such meeting need state the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors.

         4.5 Waiver of Notice. A Director may waive, in writing, notice of a special meeting of the Board either before or after the meeting, and his waiver shall be deemed the equivalent of giving notice. Attendance of a Director at a meeting shall constitute a waiver of notice of that meeting unless he attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or converted.

         4.6 Quorum. At meetings of the Board of Directors, a majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business. Except as otherwise required by law, if a quorum is present, the acts of a majority of the Directors in attendance shall be the acts of the Board.

         4.7 Adjournment. A meeting of the Board of Directors may be adjourned by a majority of the Directors present, whether or not a quorum exists. Notice of the time and the place of the adjourned meeting and of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted that could have been transacted at the meeting originally called.

         4.8 Action by Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors or all members of the committee and filed with the minutes of the proceedings of the Board of Directors or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors.

         4.9 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.



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                                   ARTICLE 5.

                                   COMMITTEES


         5.1 Executive Committee.

             (a) The Board of Directors may, by resolution adopted by a majority of the entire Board, designate an Executive Committee of one or more Directors. Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of Shareholders next following his election and until his successor member of the Executive Committee is elected, or until his death, resignation or removal, or until he shall cease to be a Director.

             (b) During the intervals between the meetings of the Board of Directors, unless otherwise provided by prior action of the Board of Directors, the Executive Committee may exercise all of the powers of the Board of Directors in the management of the business affairs of the Corporation; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the power to (i) approve or adopt, or recommend to the Stockholders, any action or matter for which Stockholder approval is expressly required by the Delaware General Corporation Law or (ii) adopt, amend or repeal the Bylaws of the Corporation.

             (c) The Executive Committee shall meet from time to time on call of the Chairman or Vice Chairman of the Board or the Chief Executive Officer or a majority of the members of the Executive committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Delaware, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

             (d) The Executive Committee shall act by majority vote of its members.

             (e) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more Directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.



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         5.2 Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of one or more of the Directors of the Corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors.

         5.3 Removal. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

                                   ARTICLE 6.

                                    OFFICERS

         6.1 Officers. The officers of the Corporation shall consist of a Chief Executive Officer, a Chief Financial Officer and a Secretary and, if deemed by the Board of Directors to be necessary or appropriate to conduct the business of the Corporation, a Chairman of the Board, one or more Vice Presidents, a Treasurer and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person except that one person shall not at the same time hold the offices of Chief Executive Officer and Vice President or the offices of Chief Executive Officer and Secretary. The officers shall be elected by the Directors or, where specifically provided herein, may be appointed by the Chief Executive Officer or the Chairman of the Board, and each officer shall hold office for the term to which he is elected or appointed and has qualified or until his earlier resignation, removal from office, death or incapacity to serve.

         6.2 Chairman of the Board, If elected by the Board of Directors, the Chairman of the Board shall preside at all meetings of the Board of Directors and of the Stockholders and shall discharge the duties of a presiding officer, shall present at each annual meeting of the Stockholders a report of the business of the Corporation for the preceding fiscal year. The Chairman of the Board and shall be an ex-officio member of all standing committees and shall preside at meetings of such committees unless the Board of Directors, in constituting such committees, shall designate or elect some other person to be the chairman thereof. The Chairman of the Board shall also have such other duties as the Board of Directors shall designate.

         6.3 Chief Executive Officer. Unless otherwise specified by the Board of Directors, the Chief Executive Officer shall have the responsibility for the general supervision of the business affairs of the Corporation. He shall also perform whatever other duties the Board of Directors may from time to time prescribe.



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

         6.4 Chief Financial Officer. The Chief Financial Officer, shall be charged with the management of the financial affairs of the Corporation, shall have the power to recommend action concerning the Corporation's affairs to the Chief Executive Officer, and shall perform whatever other duties the Board of Directors may from time to time prescribe.

         6.5 Secretary. The Secretary shall keep minutes of all meetings of the Stockholders and Directors and have charge of the minute books, stock books and seal of the corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him by the Chief Executive Officer.

         6.6 Vice President. In the absence or disability of the Chief Executive Officer, the Vice Presidents, if any, elected by the Board of Directors shall perform the duties and exercise the powers of the Chief Executive Officer. The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer, the Chairman of the Board or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents. The duties and powers of the Chief Executive Officer shall disburse to the Vice Presidents in such specified order of seniority.

         6.7 Assistant Secretary and Assistant Treasurer. Assistants to the Secretary and Treasurer, if any, may be appointed by the Chairman of the Board and shall have such duties as shall be delegated to them by the Chief Executive Officer, the Chairman of the Board or the Board of Directors.

         6.8 Vacancies. When a vacancy occurs in one of the executive offices by death, resignation, or otherwise, it may be filled by the Board of Directors. The officer so selected shall hold office for the remainder of the term of the officer vacating such office and until his successor has been elected or appointed and has qualified, or until his earlier resignation, removal from office, death or incapacity to serve.

         6.9 Compensation. The Board of Directors shall fix the compensation of the officers of the Corporation. The compensation of other agents and employees of the corporation may be fixed by the Board of Directors or by an officer to whom that function has been delegated by the Board.

         6.10 Delegation of Duties. Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any Director or Directors.

         6.11 Removal of Officers Agents. An officer or agent of the Corporation may be removed by a majority vote of the Board of Directors whenever in its judgment the best interests of the Corporation will be served by the removal. The removal shall be without prejudice to the contract rights, if any, of the person so removed.



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                                   ARTICLE 7.

                                     CAPITAL

         7.1 Certificates. The interest of each Stockholder shall be evidenced by a certificate or certificates representing shares of stock of the Corporation, which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall be signed by the Chief Executive Officer or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation or a facsimile thereof; provided, however, that where such certificate is countersigned by a transfer agent, or registered by a registrar, the signatures of such officers may be facsimiles.

         7.2 Transfers. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.4 of these Bylaws.

         7.3 Record Date. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for a determination of Stockholders entitled to notice of and to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, such date to be no more than sixty (60) days and, in case of a meeting of Stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of Stockholders is to be taken.

         7.4 Lost Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Directors so require, give the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

                                   ARTICLE 8.

                    FISCAL YEAR, BANK DEPOSITS, CHECKS, ETC.

         8.1 Fiscal Year. The fiscal year of the corporation shall commence or end at such time as the board of directors may designate.

         8.2 Bank Deposits, Checks, etc. The funds of the corporation shall be deposited in the name of the corporation or of any division thereof in such banks or trust companies in the



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


United States or elsewhere as may be designated from time to time by the board of directors or executive committee, or by such officer or officers as the board or executive committee may authorize to make such designations.

         All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the board of directors or executive committee or as may be designated by an officer or officers authorized by the board of directors or executive committee to make such designations. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

                                   ARTICLE 9.

                                  MISCELLANEOUS

         9.1 Inspection of Books. The Board of Directors shall have power to determine which accounts and books of the Corporation, if any, shall be open to the inspection of Stockholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts and books that by law or by determination of the Board of Directors shall be open to inspection.

         9.2 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event that it is inconvenient at any time to use the corporate seal of the Corporation, the words "Seal" or "Corporate Seal" enclosed in parentheses or scroll shall be deemed the corporate seal of the Corporation.

                                  ARTICLE 10.

                          INDEMNIFICATION AND INSURANCE

         10.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter after a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent or in any other capacity while serving as a director, officer, employee or (if serving for another corporation at the request



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


of the Corporation) agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such persons seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article 9 or otherwise.

         10.2 Payment of Indemnification. If a claim under this Article 9 is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or stockholders) that the claimant has not met such applicable standard of conduct, should be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.



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

         10.3 Indemnification Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         10.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                   ARTICLE 1.

                                    AMENDMENT

         11.1 The Bylaws of the Corporation may be altered, amended, or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that any Bylaws adopted by the Board of Directors may be altered, amended or repealed, and new Bylaws adopted by the Stockholders. If such action is to be taken at a meeting of the Stockholders, notice of the general nature of the proposed change in the Bylaws shall have been given in the notice of the meeting. The Stockholders may prescribe that any Bylaw or Bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.



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